Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
EXODUS MOVEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.000001 per share(1)	457(o)	(2)	(3)	(4)

Fees to Be Paid	Equity	Preferred stock, par value $0.000001 per share	457(o)	(2)	(3)	(4)

Fees to Be Paid	Debt	Debt securities	457(o)	(2)	(3)	(4)

Fees to Be Paid	Other	Warrants	457(o)	(2)	(3)	(4)

Fees to Be Paid	Other	Units	457(o)	(2)	(3)	(4)

Fees to Be Paid	Unallocated (Universal) Shelf	(2)	457(o)	$1,000,000,000(2)	(3)	$1,000,000,000(4)	0.00015310	$153,100.00

Fees to Be Paid	Equity	Class A common stock, par value $0.000001 per share, offered by the selling stockholders	457(a)	1,500,000	$33.993(5)	$50,989,500(5)	0.00015310	$7,806.49

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$1,050,989,500		$160,906.49

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$160,906.49

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock, par value $0.000001 per share (the “Class A common stock”), being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.

(2)
The amount to be registered consists of up to $1,000,000,000 of an indeterminate amount of Class A common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of shares of Class A common stock or other securities of the registrant as may be issued upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(3)
The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form
S-3
under the Securities Act.

(4)
Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $
1,000,000,000
. Separate consideration may or may not be received for securities that are issuable on conversion, redemption, exchange, exercise or settlement of other securities.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on May 21, 2025, as reported on the New York Stock Exchange.